CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of AB International Group Corp. (the “Company”) on Form 10-Q for the quarter ended February 28, 2019 filed with the Securities and Exchange Commission (the “Report”), I, Chiyuan Deng, Chief Executive Officer, and I, Linqing Ye, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Chiyuan Deng
Name:	Chiyuan Deng
Title:	Chief Executive Officer, Principal Executive Officer and Director
Date:	April 12, 2019

By:	/s/ Linqing Ye
Name:	Linqing Ye
Title:	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director
Date:	April 12, 2019

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.